                                                                    Exhibit 10.1

                         YORK INTERNATIONAL CORPORATION

                         MANAGEMENT STOCK PURCHASE PLAN

                            EFFECTIVE AUGUST 1, 2003

                         YORK INTERNATIONAL CORPORATION
                         MANAGEMENT STOCK PURCHASE PLAN

                                TABLE OF CONTENTS

ARTICLE I                  PURPOSE AND EFFECTIVE DATE....................................................      1
     1.1.           Purpose..............................................................................      1
     1.2.           Effective Date.......................................................................      1

ARTICLE II                 DEFINITIONS...................................................................      1

ARTICLE III                ELIGIBILITY...................................................................      8
     3.1.           Eligibility..........................................................................      8
     3.2.           Participation and Deferral Agreements................................................      8

ARTICLE IV                 CONTRIBUTIONS.................................................................     10
     4.1.           Bonus Deferrals......................................................................     10
     4.2.           Matching Contributions...............................................................     11

ARTICLE V                  ACCOUNTING FOR RESTRICTED STOCK UNITS.........................................     11
     5.1.           Account Establishment................................................................     11
     5.2.           Dividends............................................................................     12
     5.3.           Stock Adjustments....................................................................     12

ARTICLE VI                 VESTING.......................................................................     13
     6.1.           Deferral RSUs and Dividend RSUs......................................................     13
     6.2.           Matching RSUs........................................................................     13
     6.3.           Change in Control....................................................................     14

ARTICLE VII                DISTRIBUTIONS.................................................................     14
     7.1.           Normal Distributions.................................................................     14
     7.2.           Deferral of Distributions............................................................     14
     7.3.           Distributions on Termination of Employment...........................................     14
     7.4.           Distributions Upon a Change in Control...............................................     15
     7.5.           Valuation and Manner of Distributions................................................     15
     7.6.           Hardship Withdrawals.................................................................     16

ARTICLE VIII               FUNDING.......................................................................     16

ARTICLE IX                 ADMINISTRATION................................................................     17
     9.1.           Administration.......................................................................     17
     9.2.           Administrative Review................................................................     18
     9.3.           General..............................................................................     18

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
ARTICLE X                  CLAIMS PROCEDURE..............................................................     19
     10.1.          Initial Claim........................................................................     19
     10.2.          Procedure for Review.................................................................     19
     10.3.          Claim Denial Procedure...............................................................     19
     10.4.          Appeal Procedure.....................................................................     20
     10.5.          Decision on Appeal...................................................................     21
     10.6.          Arbitration..........................................................................     22
     10.7.          Disputes:Enforcement of Rights.......................................................     22
     10.8.          No Stockholders' Rights..............................................................     22

ARTICLE XI                 AMENDMENT, DISCONTINUANCE AND TERMINATION.....................................     23

ARTICLE XII                MISCELLANEOUS.................................................................     23
     12.1.          Non-Guarantee of Employment..........................................................     23
     12.2.          Rights of Participants to Benefits...................................................     23
     12.3.          No Assignment........................................................................     24
     12.4.          Withholding..........................................................................     24
     12.5.          Account Statements...................................................................     24
     12.6.          Gender...............................................................................     24
     12.7.          Titles...............................................................................     24
     12.8.          Governing Law........................................................................     25
     12.9.          Other Plans..........................................................................     25

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                         YORK INTERNATIONAL CORPORATION
                         MANAGEMENT STOCK PURCHASE PLAN

                                   ARTICLE I
                           PURPOSE AND EFFECTIVE DATE

         1.1. PURPOSE. The Plan is intended to provide deferred compensation for a select group of management or highly compensated employees of the Employer. The Plan is an unfunded plan that is not intended to be (i) subject to Parts 2, 3 or 4 of Title I, Subtitle B of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or (ii) qualified under section 401(a) of the Internal Revenue Code.

         1.2.     EFFECTIVE DATE. The Plan is effective August 1, 2003.

                                   ARTICLE II

                                   DEFINITIONS

         As used herein, the following terms shall have the following meanings:

         2.1. ACCOUNT. The bookkeeping reserve account established and maintained for each Participant pursuant to Article V for purposes of determining the amount payable to the Participant pursuant to Article VII. Each such Account shall consist of such subaccounts as are necessary or desirable to the Administrative Committee for the convenient administration of the Plan.

         2.2. ADMINISTRATIVE COMMITTEE. The Corporation's Pension Investment Committee which shall be comprised of the individuals who shall from time to time serve as the

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Corporation's Chief Financial Officer, Vice President of Human Resources and
General Counsel and any other individuals designated by the Board.

         2.3. APPROVED DISTRIBUTION DATE. A date after a Participant's Normal Distribution Date that has been approved by the Compensation Committee on which distribution of the value of a Tranche of Restricted Stock Units will be made in accordance with Section 7.2.

         2.4. BENEFICIARY. The person(s), trust(s) or other entities, the Participant designates, in accordance with procedures established by the Administrative Committee, to receive any benefits under the Plan after the death of the Participant. If the Participant has not designated a Beneficiary, or if no Beneficiary survives the Participant, the aggregate amount then credited to the Participant's Account shall be paid in a single sum to the Participant's estate.

         2.5. BOARD. The Board of Directors of the Corporation or, if the Board so directs, the Compensation Committee of such Board acting on behalf of the Board in the exercise of any and all powers and duties of the Board pursuant to this Plan.

         2.6. BONUS. The annual performance bonus payable by the Employer to a Participant, and, at the discretion of the Compensation Committee, the mid-term performance bonus payable by the Employer to a Participant.

         2.7. BONUS DEFERRALS. Part or all of a Participant's Bonus, the receipt of which is deferred by the Participant pursuant to Section 4.1.

         2.8. CHANGE IN CONTROL. Each of the following will be a Change in Control for purposes of the Plan:

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                  (a)      The acquisition by any individual, entity or group
(within the meaning of section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of the then outstanding shares of Stock (the "Outstanding Stock"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i) and (ii) of subsection (c) hereof; or

                  (b) Individuals who, as of the effective date of the Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Board; or

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                  (c)      Consummation of a reorganization, merger or
consolidation involving the Corporation or sale or other disposition of all or substantially all of the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) either (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transactions owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Stock or (B) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board as of the effective date of the Plan, or at the time of the action of the Board, providing for such Business Combination and (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; or

                  (d) A complete liquidation or dissolution of the Corporation.

         For avoidance of doubt, in no event shall any of the events enumerated subsections (a) through (d) that occurs with respect to any Employer other than the Corporation result in a Change in Control under the Plan.

         2.9.     CODE. The Internal Revenue Code of 1986, as amended.

         2.10. COMPENSATION COMMITTEE. The compensation committee of the Board.

         2.11.    CORPORATION. York International Corporation and any successor.

         2.12. DISABILITY. A physical or mental condition of a Participant, incurred while employed by the Employer, that would qualify the Participant for disability benefits under the Social Security Act, but excluding a condition resulting from service in the armed forces of any country other than the country of which the Participant is a citizen, participation in a felonious criminal act or intentional self-infliction. A Participant shall provide evidence of a Disability, including the continued receipt of Social Security disability benefits, if applicable, as the Administrative Committee may require from time to time.

         2.13. DEFERRAL AGREEMENT. The written agreement entered into between the Participant and the Employer pursuant to Article III.

         2.14. DEFERRED COMPENSATION PLAN. The York International Corporation Executive Deferred Compensation Plan, as amended from time to time.

         2.15. EMPLOYER. The Corporation, its successors and assigns, any subsidiary or affiliated organization of the Corporation, unless such subsidiary or affiliated organization is otherwise excluded as a participating employer by the Board, and any organization into which an Employer may be merged or consolidated or to which all or substantially all of its assets may be transferred.

         2.16. FAIR MARKET VALUE. The closing price of the Stock on the exchange where the Stock is principally traded. If the Stock is not traded on an exchange, but is traded in the over-the-counter market, Fair Market Value on the relevant date shall mean the last sale price reported by the National Association of Securities Dealers Automated Quotation Systems ("NASDAQ"), if the Stock is included in the National Market System or the average of the closing bid and asked prices reported on the preceding day on which such prices were reported. If the Stock is not traded on an exchange or reported by NASDAQ, the Compensation Committee shall determine Fair Market Value.

         2.17. MATCHING CONTRIBUTION. Amounts credited to a Participant's Account pursuant to Section 4.2.

         2.18. NORMAL DISTRIBUTION DATE. The third anniversary of the date on which a Bonus would otherwise be payable to a Participant (or in the Compensation Committee's sole discretion, such other date as it shall determine, provided it notifies all affected Participants of such other date prior to the beginning of the Plan Year with respect to which such Bonus is earned) on which distribution of the value of a Tranche of Restricted Stock Units will be made in accordance with Section 7.2.

         2.19. OMNIBUS STOCK PLAN. The York International Corporation 2002 Amended and Restated Omnibus Stock Plan, as amended from time to time.

         2.20. PARTICIPANT. An individual who is eligible to participate in the Plan pursuant to Article III and who has delivered an executed Deferral Agreement to the Administrative Committee in accordance with the provisions of
Article III.

         2.21. PLAN. The York International Corporation Management Stock Purchase Plan as set forth herein and as amended from time to time.

         2.22.    PLAN YEAR. The calendar year.

         2.23. RESTRICTED STOCK UNIT OR RSU. A notional entry that is entered in a Participant's Account which represents a right to one share of Stock in accordance with the terms of this Plan. Restricted Stock Units will be designated as follows:

                  (a) DEFERRAL RSU. A Restricted Stock Unit which has been credited to a Participant's Account in accordance with Article V solely on the basis of a Participant's Bonus Deferrals.

                  (b) DIVIDEND RSU. A Restricted Stock Unit which has been credited to a Participant's Account in accordance with Article V solely on the basis of dividends paid with respect to RSUs already held in a Participant's Account (whether such RSUs are Deferral RSUs or Matching RSUs).

                  (c) MATCHING RSU. A Restricted Stock Unit which has been credited to a Participant's Account in accordance with Article V solely on the basis of Matching Contributions made by the Employer.

         2.24.    STOCK. The common stock of York International Corporation.

         2.25. TRANCHE. The amount of Restricted Stock Units credited to a Participant's Account during any one Plan Year.

         2.26. VALUATION DATE. The business day used for purposes of valuing the Restricted Stock Units credited to a Participant's Account prior to a distribution described in Article VII.

                                   ARTICLE III

                                   ELIGIBILITY

         3.1. ELIGIBILITY. Each highly compensated employee or member of management of the Employer who is selected by the Compensation Committee shall be eligible to become a Participant as of the date designated by the Compensation Committee. An eligible employee shall remain eligible until such time as the Compensation Committee affirmatively revokes such employee's eligibility.

         3.2.     PARTICIPATION AND DEFERRAL AGREEMENTS.

         In order to become a Participant in the Plan for purposes of having Bonus Deferrals credited to such Participant's Account, an eligible employee must deliver an executed

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Deferral Agreement to the Administrative Committee in accordance with the following provisions:

                  (a)      NEWLY ELIGIBLE EMPLOYEES.

                           (i)      Each newly eligible employee must deliver an
executed Deferral Agreement to the Administrative Committee by the later of (A) March 31 of the Plan Year in which the employee first becomes eligible or (B) within thirty days of first becoming eligible, in order to elect Bonus Deferrals pursuant to Section 4.1 with respect to a Bonus that may become payable for services rendered during the Plan Year in which such individual first becomes eligible.

                           (ii)     Notwithstanding Section 3.2(a)(i), if an
employee first becomes eligible for the Plan anytime during the last quarter of a Plan Year, such individual may elect Bonus Deferrals pursuant to Section 4.1 only with respect to the Bonus that may become payable for services to be rendered during the Plan Year next following the Plan Year in which such employee first becomes eligible and for subsequent Plan Years (i.e., no Bonus Deferrals may be elected for the Plan Year in which such employee first becomes eligible).

                  (b)      PREVIOUSLY ELIGIBLE EMPLOYEES. Except as provided in
Section 3.2(a) above, an eligible employee may make a Bonus Deferral election with respect to a subsequent Plan Year by delivering an executed Deferral Agreement to the Administrative Committee by March 31 of each such Plan Year to which the Bonus Deferral election is to apply.

                  (c) SUBSEQUENT ELECTIONS. A Participant's executed Deferral Agreement with respect to Bonus Deferrals shall be effective only with respect to the specific Plan Year to which such Deferral Agreement applies and shall not be effective for any subsequent Plan Year.

                                   ARTICLE IV

                                  CONTRIBUTIONS

         4.1.     BONUS DEFERRALS.

                  (a) A Participant may elect to defer the receipt of all or any portion of any Bonus the Participant might be awarded with respect to the Participant's services performed during a Plan Year. The amount of such Bonus Deferral must be specified in an executed Deferral Agreement delivered to the Administrative Committee in accordance with the provisions of Section 3.2. A Bonus Deferral election is irrevocable once the applicable executed Deferral Agreement is delivered to the Administrative Committee.

                  (b) The amount of any Bonus deferred with respect to any Plan Year shall reduce the amount of such Bonus otherwise payable to the Participant as of the date such payment otherwise would have been made, and the amount of such reduction shall be allocated to the Participant's Account effective as of the date the applicable Bonus would otherwise have been payable.

                  (c) In determining the percentage amount of any Bonus Deferral, the Participant's full Bonus shall be considered without regard to any deferrals made under the

Deferred Compensation Plan. In no event shall a Participant be permitted to make Bonus Deferrals and deferrals under the Deferred Compensation Plan which exceed 100% of his or her Bonus.

         4.2.     MATCHING CONTRIBUTIONS.

         For each Plan Year, the Administrative Committee shall allocate to each Participant's Account an amount equal to at least twenty-five percent (25%) of the Participant's Bonus Deferrals for such Plan Year or, in the Compensation Committee's sole discretion, such lower percentage as it shall determine, provided that it notifies all affected Participants of such lower percentage prior to the beginning of such Plan Year. Matching Contributions shall be allocated to a Participant's Account at the same time as such Participant's Bonus Deferrals are allocated to his or her Account.

                                   ARTICLE V

                      ACCOUNTING FOR RESTRICTED STOCK UNITS

         5.1. ACCOUNT ESTABLISHMENT. The Administrative Committee shall establish an Account on behalf of each Participant which shall be credited with Restricted Stock Units. The number of Restricted Stock Units credited to a Participant's Account shall be equal to the Participant's total Bonus Deferral for a Plan Year plus the total of his or her Matching Contributions for such Plan Year divided by the Fair Market Value of the Stock on the date such amounts are allocated to his or her Account. Partial Restricted Stock Units may be credited to a Participant's Account. The establishment of an Account shall not require segregation of any funds of the Corporation or the Employer or provide any Participant with any rights to any assets of the Corporation or the Employer, except as a general creditor thereof. A Participant shall have no right to receive payment of any amount credited to the Participant's Account except as expressly provided in
Article VI of this Plan.

         5.2. DIVIDENDS. If during the period of time a Participant's Account is credited with Restricted Stock Units, the Corporation pays a dividend with respect to its Stock, the Participant shall be credited with additional Restricted Stock Units in accordance with this Section. The number of additional Restricted Stock Units credited to a Participant's Account pursuant to this Section shall be calculated by dividing (a) the product of (i) the whole number of Restricted Stock Units held in the Participant's Account as of the date the dividend is paid times (ii) the amount of such dividend with respect to each share of Stock, by (b) the Fair Market Value of the Stock on the date such dividend is paid. Restricted Stock Units shall be credited to a Participant's Account under this Section as of the date the applicable dividend is paid.

         5.3. STOCK ADJUSTMENTS. The Administrative Committee shall adjust each Participant's Account as appropriate to reflect any stock dividend, stock split, combination of shares, merger, share exchange, consolidation or any other change in the corporate structure of the Corporation or the Stock.

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

                                   ARTICLE VI

                                     VESTING

         6.1. DEFERRAL RSUs AND DIVIDEND RSUs. Deferral RSUs and Dividend RSUs (but not Matching RSUs) credited to a Participant's Account shall be fully vested at all times.

         6.2. MATCHING RSUs. Except as provided below, each Tranche of Matching RSUs shall become vested on the applicable Normal Distribution Date, provided the Participant remains in the continuous employment of the Employer until such date. If a Participant terminates employment due to death or Disability prior to the applicable Normal Distribution Date with respect to a Tranche of Matching RSUs, such Tranche shall become fully vested. If a Participant terminates employment due to retirement or is involuntarily terminated by the Employer without Cause prior to the applicable Normal Distribution Date with respect to a Tranche of Matching RSUs, such Tranche shall become vested on a pro-rata basis. Such pro rata amount shall be calculated based upon the Participant's fully completed months of employment with the Employer from the time such Tranche was credited to the Participant's Account compared to the months of employment that would have been completed from the time such Tranche was credited to the Participant's Account until the applicable Normal Distribution Date. If a Participant voluntarily terminates employment (other than for retirement) or is terminated by the Employer for Cause prior to the applicable Normal Distribution Date with respect to a Tranche of Matching RSUs, such Tranche shall be forfeited and the Participant shall have no rights with respect to such Matching RSUs.

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

         6.3. CHANGE IN CONTROL. Upon a Change in Control, all Matching RSUs credited to a Participant's Account shall become immediately fully vested.

                                  ARTICLE VII

                                 DISTRIBUTIONS

         7.1. NORMAL DISTRIBUTIONS. Subject to Section 7.3 and 7.4, and in accordance with Section 7.5, the value of a Tranche of Restricted Stock Units shall be distributed on the Normal Distribution Date, unless the Administrative Committee has approved a subsequent distribution date in accordance with Section 7.2; provided, however, that the Compensation Committee may determine in its sole and absolute discretion to delay payment commencement to any Participant if necessary to avoid application of the deduction limitation of section 162(m) of the Code to the Employer.

         7.2. DEFERRAL OF DISTRIBUTIONS. On or before December 31 of the Plan Year prior to the Plan Year in which the applicable Normal Distribution Date for a Tranche of Restricted Stock Units will occur, a Participant may request that the Administrative Committee approve a distribution from his or her Account be paid on an Approved Distribution Date elected in accordance with procedures established by the Committee The Approved Distribution Date shall be applicable to an entire Tranche of Restricted Stock Units, whether they are Deferral RSUs, Dividend RSUs or Matching RSUs.

         7.3. DISTRIBUTIONS ON TERMINATION OF EMPLOYMENT. Upon a Participant's termination of employment from the Employer for any reason, the value of all vested Restricted

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

Stock Units shall be distributed to the Participant (or in the case of a Participant's death to his or her Beneficiary) in accordance with Section 7.5 as soon as practicable.

         7.4. DISTRIBUTIONS UPON A CHANGE IN CONTROL. Upon a Change in Control, the value of all Restricted Stock Units shall be distributed to the Participant in accordance with Section 7.5 as soon as practicable.

         7.5.     VALUATION AND MANNER OF DISTRIBUTIONS.

                  (a) The Valuation Date for distributions made on a Normal Distribution Date or an Approved Distribution Date in accordance with Sections
7.1 and 7.2 shall be such Normal Distribution Date or Approved Distribution Date, as applicable.

                  (b) The Valuation Date for distributions made upon termination of employment or Change in Control in accordance with Sections 7.3 or 7.4, respectively, shall be the date of the Participant's termination of employment or Change in Control, as applicable.

                  (c) Except as provided below, distributions from this Plan shall be made in Stock issued under the Omnibus Stock Plan or in cash if Stock is not available under the Omnibus Stock Plan. Notwithstanding the foregoing, the Compensation Committee may, in its sole discretion, determine that all or part of a Participant's distribution shall be in cash (including for reasons of payment of any applicable withholding taxes); provided, however, that no partial shares of Stock shall be distributed and in lieu thereof cash shall be distributed. Distributions in Stock shall be made by issuing Stock certificates for a number of shares equal to the vested Restricted Stock Units to be distributed on the applicable Valuation Date. Distributions in cash from a Participant's Account shall be in an amount equal to the number of vested full and partial Restricted Share Units in a Participant's Account, which were not distributed in Stock in accordance with the prior sentence, times the Fair Market Value of the Stock on the Valuation Date. Upon Distribution all rights to any Restricted Stock Units shall be cancelled.

         7.6. HARDSHIP WITHDRAWALS. The Administrative Committee shall establish procedures under which a Participant may request a withdrawal of some or all of the Participant's Account in the event of an unforeseeable severe financial emergency. In general, an unforeseeable severe financial emergency would include circumstances resulting from a sudden and unexpected illness or accident of the Participant or of the Participant's spouse or dependent, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant and for which the resulting financial hardship cannot be reasonably relieved through other sources of funds or by cessation of deferrals under this Plan. The Compensation Committee, in its sole and absolute discretion, shall determine whether any such financial emergency warrants a withdrawal from the Participant's Account and shall determine the amount of such withdrawal so as to limit the withdrawal to that amount which is needed to satisfy the emergency need.

                                  ARTICLE VIII

                                     FUNDING

         The obligations of the Corporation and the Employer to distribute benefits under this Plan shall be interpreted solely as an unfunded, contractual obligation to distribute only those amounts credited to the Participant's Account pursuant to Article V in the manner and under the conditions prescribed in Articles VI and VII. Any assets set aside, including any assets transferred to a rabbi trust or purchased by the Corporation or the Employer with respect to amounts payable under the Plan, shall be subject to the claims of the Corporation's or the Employer's general creditors, and no person other than the Corporation or the Employer shall, by virtue of the provisions of the Plan, have any interest in such assets. All amounts deferred pursuant to this Plan may, in the Compensation Committee's discretion, be transferred to an irrevocable rabbi trust as soon as practicable after such amounts are allocated to a Participant's Account pursuant to Article IV.

                                   ARTICLE IX

                                 ADMINISTRATION

         9.1. ADMINISTRATION. The Plan will be administered by the Administrative Committee. The Administrative Committee shall be the named fiduciary for purposes of the claims procedure pursuant to Article IX and shall have authority to act to the full extent of its absolute discretion to:

                  (a)      interpret the Plan;

                  (b) resolve and determine all disputes or questions arising under the Plan subject to the provisions of Article IX, including the power to determine the rights of Participants and Beneficiaries, and their respective benefits, and to remedy any ambiguities, inconsistencies or omissions in the Plan;

                  (c) create and revise rules and procedures for the administration of the Plan and prescribe such forms as may be required for Participants to make elections under, and otherwise participate in, the Plan; and

                  (d) take any other actions and make any other determinations as it may deem necessary and proper for the administration of the Plan.

Any expenses incurred in the administration of the Plan will be paid by the Corporation or the Employer.

         9.2. ADMINISTRATIVE REVIEW. Except as the Compensation Committee may otherwise determine (and subject to the claims procedure set forth in Article IX), all decisions and determinations by the Administrative Committee shall be final and binding upon all Participants and Beneficiaries.

         9.3. GENERAL. No member of the Administrative Committee or the Compensation Committee shall participate in any matter involving any questions relating solely to his or her own participation or benefits under the Plan. The Administrative Committee and Compensation Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in good faith reliance upon the advice or opinion of any persons, firms or agents retained by it, including but not limited to accountants, actuaries, counsel and other specialists. Nothing in this Plan shall preclude the Corporation or any Employer from indemnifying the members of the Administrative Committee and Compensation

Committee for all actions under this Plan, or from purchasing liability insurance to protect such persons with respect to the Plan.

                                    ARTICLE X

                                CLAIMS PROCEDURE

         The Administrative Committee shall administer a claims procedure as follows:

         10.1. INITIAL CLAIM. A Participant or Beneficiary who believes himself entitled to benefits under the Plan (the "Claimant"), or the Claimant's authorized representative acting on behalf of such Claimant, must make a claim for those benefits by submitting a written notification of his or her claim of right to such benefits. Such notification must be on the form and in accordance with the procedures established by the Administrative Committee. No benefit shall be paid under the Plan until a proper claim for benefits has been submitted.

         10.2. PROCEDURE FOR REVIEW. The Administrative Committee shall establish administrative processes and safeguards to ensure that all claims for benefits are reviewed in accordance with the Plan document and that, where appropriate, Plan provisions have been applied consistently to similarly situated Claimants. Any notification to a Claimant required hereunder may be provided in writing or by electronic media, provided that any electronic notification shall comply with the applicable standards imposed under 29 C.F.R.
Section 2520.104b-1(c).

         10.3. CLAIM DENIAL PROCEDURE. If a claim is wholly or partially denied, the Administrative Committee shall notify the Claimant within a reasonable period of time, but not

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later than 90 days after receipt of the claim, unless the Administrative
Committee determines that special circumstances require an extension of time for processing the claim. If the Administrative Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 180 days from receipt of the claim. The extension notice shall indicate: (i) the special circumstances necessitating the extension and (ii) the date by which the Administrative Committee expects to render a benefit determination. A benefit denial notice shall be written in a manner calculated to be understood by the Claimant and shall set forth: (i) the specific reason or reasons for the denial,
(ii) the specific reference to the Plan provisions on which the denial is based,
(iii) a description of any additional material or information necessary for the Claimant to perfect the claim, with reasons therefor, and (iv) the procedure for reviewing the denial of the claim and the time limits applicable to such procedures, including a statement of the Claimant's right to bring a legal action under section 502(a) of ERISA following an adverse benefit determination on review.

         10.4. APPEAL PROCEDURE. In the case of an adverse benefit determination, the Claimant or his or her representative shall have the opportunity to appeal to the Compensation Committee for review thereof by requesting such review in writing to the Compensation Committee within 60 days of receipt of notification of the denial. Failure to submit a proper application for appeal within such 60 day period will cause such claim to be permanently denied. The Claimant or his or her representative shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim. A document, record or other information shall be deemed "relevant" to a claim in accordance with 29 C.F.R. Section 2560.503-1(m)(8). The Claimant or his or her representative shall also be provided the opportunity to submit written comments, documents, records and other information relating to the claim for benefits. The Compensation Committee shall review the appeal taking into account all comments, documents, records and other information submitted by the Claimant or his or her representative relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

         10.5. DECISION ON APPEAL. The Compensation Committee shall notify a Claimant of its decision on appeal within a reasonable period of time, but not later than 60 days after receipt of the Claimant's request for review, unless the Compensation Committee determines that special circumstances require an extension of time for processing the appeal. If the Compensation Committee determines that an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60-day period. In no event shall such extension exceed a period of 60 days from the end of the initial period. The extension notice shall indicate:
(i) the special circumstances necessitating the extension and (ii) the date by which the Compensation Committee expects to render a benefit determination. An adverse benefit decision on appeal shall be written in a manner calculated to be understood by the Claimant and shall set forth: (i) the specific reason or reasons for the adverse determination, (ii) the specific reference to the Plan provisions on which the denial is based, (iii) a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records, and other information relevant to the Claimant's claim (the relevance of a document, record or other information will be determined in accordance with 29 C.F.R. Section 2560-1(m)(8)) and (iv) a statement of the Claimant's right to bring a legal action under section 502(a) of ERISA.

         10.6. ARBITRATION. Following a decision on appeal with respect to a claim, any further dispute or controversy arising under or in connection with the Plan shall be settled exclusively in arbitration in Philadelphia, Pennsylvania in accordance with the rules of the American Arbitration Association then in effect; provided, however, that the evidentiary standards set forth in the Plan shall apply. Judgment may be entered on the arbitrator's award in any court having jurisdiction In order to operate and administer the claims procedure in a timely and efficient manner, any Claimant who desires to commence arbitration under this Section with respect to his or her claim, must commence such arbitration action within 90 days of receipt of notification of denial of his or her claim. Failure to file such action by the prescribed time will forever bar the commencement of such action.

         10.7. DISPUTES: ENFORCEMENT OF RIGHTS. All reasonable legal and other fees and expenses incurred by the Claimant in connection with any disputed claim regarding any right or benefit provided for in this Plan shall be paid by the Corporation, to the extent permitted by law, provided that the Claimant prevails on the merits of his or her claim in material part as the result of arbitration or settlement.

         10.8. NO STOCKHOLDERS' RIGHTS. The allocation of a Participant's Account in Restricted Stock Units shall not give any Participant any right or interest in any shares of Stock that may be held from time to time in a rabbi trust incident to the Plan or otherwise.

                                   ARTICLE XI

                    AMENDMENT, DISCONTINUANCE AND TERMINATION

         The Board or the Compensation Committee shall have the right to modify or amend the Plan at any time and from time to time, and the Board shall have the right to discontinue or terminate the Plan at any time and from time to time; provided, however, that no modification, amendment, discontinuance or termination shall adversely affect the rights of Participants to amounts credited to the Accounts maintained on their behalf before such modification, amendment, discontinuance or termination. In the case of termination of the Plan, any amounts credited to the Account of a Participant may, in the sole discretion of the Compensation Committee, be distributed in full to such Participant as soon as reasonably practicable following such termination.

                                  ARTICLE XII

                                 MISCELLANEOUS

         12.1. NON-GUARANTEE OF EMPLOYMENT. Participation in the Plan does not give any person any right to be retained in the service of the Employer. The right and power of the Employer to terminate any employee is expressly reserved.

         12.2. RIGHTS OF PARTICIPANTS TO BENEFITS. All rights of a Participant under the Plan to amounts credited to the Participant's Account are mere unsecured contractual rights of the Participant (or his or her Beneficiary) against the Employer. Each Employer shall be primarily responsible for payment of benefits hereunder to the Participants it employs and the

Beneficiaries of such Participants. In the event an Employer fails to pay any amount due under this Plan for any reason, the Corporation shall be jointly and severally liable for the payment of such amount.

         12.3. NO ASSIGNMENT. No amounts credited to Accounts nor any rights or benefits under the Plan shall be subject in any way to voluntary or involuntary alienation, sale, transfer, assignment, pledge, attachment, garnishment, execution, or encumbrance, and any attempt to accomplish the same shall be void.

         12.4. WITHHOLDING. The Corporation shall have the right to deduct from any distribution made hereunder any taxes required by law to be withheld from a Participant with respect to such payment, and, shall have the right, in accordance with Section 7.6(c), to require that a portion of a Participant's Account distribution be paid in cash in order to satisfy such withholding obligations.

         12.5. ACCOUNT STATEMENTS. Periodically (as determined by the Administrative Committee), each Participant shall receive a statement indicating the amounts credited to and payable from the Participant's Account.

         12.6. GENDER. The masculine shall be read in the feminine, the singular in the plural, and vice versa, whenever the context shall so require.

         12.7. TITLES. The titles to articles and sections in this Plan are placed herein for convenience of reference only, and the Plan is not to be construed by reference thereto.

         12.8. GOVERNING LAW. Except to the extent preempted by applicable federal laws, the Plan shall be construed according to the laws of the state of Delaware, other than its conflict of laws principles.

         12.9. OTHER PLANS. Except as specifically provided herein, nothing in this Plan shall be construed to affect the rights of a Participant, a Participant's Beneficiaries, or a Participant's estate to receive any retirement or death benefit under any tax-qualified or nonqualified pension plan, deferred compensation agreement, insurance agreement or other retirement plan of the Corporation or the Employer.

         IN WITNESS WHEREOF, the Corporation has caused this Plan to be executed by a duly authorized officer on the ___________ day of __________, 2003.

WITNESS:                                       YORK INTERNATIONAL CORPORATION

___________________________________________    By:______________________________

Corporate Secretary                            Title:___________________________

[SEAL]

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